Creation Date Mon Nov  9, 1998  02:13 PM                            Page    1
CMB95A

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 38 Beginning Date                     10/01/1998
Due Period 38 End Date                           10/31/1998
Determination Date                               11/10/1998
Remittance Date                                  11/16/1998


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 9.9622079751

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 0.5725413477

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 143,167.75
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.0954235591

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,719,062.26
      B. From Current Period                                     $ 3,713,338.10
      C. Change in Amount Between Periods (Lines B - A)             $ -5,724.16

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 156,854,601.55
      B. Initial Certificate Balance                         $ 1,500,339,658.38
      C. Pool Factor (Lines A / B)                               0.104546061070

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 11,252,547.44
      B. Available Cash Collateral Amount Percentage            6.549745327575%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 11,252,547.44
      B. For the Next Collection Period                         $ 11,252,547.44